Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy Chief Accounting Officer 805.566.6100 investor@qad.com	Laurie Berman PondelWilkinson Inc. 310.279.5980 lberman@pondel.com

QAD Reports Fiscal 2018 Third Quarter and Year-to-Date Financial Results

-- Total Revenue Increases 10 Percent from Last Year --

-- Subscription Revenue Increases 34 Percent on a Trailing 12-month Basis --

SANTA BARBARA, Calif. – November 21, 2017 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of enterprise software and services designed for global manufacturing companies, today reported financial results for the fiscal 2018 third quarter and first nine months ended October 31, 2017.

Fiscal 2018 Third Quarter Financial Results

Total revenue for the fiscal 2018 third quarter grew to $76.9 million, up from $69.5 million for the fiscal 2017 third quarter. Subscription revenue, which represented 22 percent of total revenue, grew 26 percent year-over-year, and 34 percent on a trailing 12-month basis.

Additional fiscal 2018 third quarter financial results, versus the fiscal 2017 third quarter, include:

●	Subscription revenue of $17.2 million, compared with $13.7 million. Trailing 12-month subscription revenue was $64.6 million, versus $48.1 million.

●	License revenue of $6.6 million, versus $4.3 million.

●	Professional services revenue of $20.7 million, compared with $19.0 million.

●	Maintenance and other revenue of $32.4 million, versus $32.6 million.

●	$1.1 million favorable currency impact to total revenue.

●	Gross profit of $38.9 million, or 51 percent of total revenue, compared with $36.5 million, or 52 percent of total revenue.

●	Subscription gross margin increased to 56 percent, compared with 48 percent.

●	Total operating expenses of $38.4 million, or 50 percent of total revenue, compared with $34.2 million, or 49 percent of total revenue.

●	Operating income of $430,000, including $2.3 million in stock compensation expense, versus $2.3 million, including $1.8 million in stock compensation expense.

●	$949,000 unfavorable currency impact to total expenses.

●	GAAP pre-tax income of $1.1 million, versus $2.7 million.

●	Non-GAAP pre-tax income of $3.5 million, versus $4.6 million.

●	GAAP net loss of $161,000, or $0.01 per Class A and Class B share, compared with GAAP net income of $1.5 million, or $0.08 per diluted Class A share and $0.07 per diluted Class B share.

“Our cloud business delivered solid performance, and we are well positioned to finish another year with subscription revenue growth above 30%,” said Karl Lopker, Chief Executive Officer. “Total revenue continues to grow, supported by an ongoing strong global manufacturing environment.”

For the first nine months of fiscal 2018, total revenue was $224.3 million, versus $204.7 million for the same period last year. GAAP pre-tax net loss was $1.2 million, versus a pre-tax net loss of $784,000 for the fiscal 2017 year-to-date period. GAAP net loss was $3.9 million, or $0.21 per Class A share and $0.17 per Class B share, for the fiscal 2018 year-to-date period, versus a net loss of $291,000, or $0.02 per Class A share and $0.01 per Class B share, for the fiscal 2017 year-to-date period. Non-GAAP pre-tax income was $6.1 million for the first nine months of fiscal 2018, compared with $5.7 million for the first nine months of fiscal 2017.

QAD’s cash and equivalents balance was $140.0 million at October 31, 2017, compared with $145.1 million at January 31, 2017. Cash provided by operations was $2.8 million for the first nine months of fiscal 2018, compared with $5.5 million for the same period last year.

Fiscal 2018 Third Quarter Operational Highlights:

●	Received orders from 24 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including ten orders exceeding $1.0 million;

●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient PLC, ANCA Pty Ltd., Crane Company, Frigus Bohn, S.A. de C.V., Illinois Tool Works Inc., Imperial Brands PLC, Keurig Green Mountain Inc., MiMedx Group, Inc., Mitsuchi Corporation, Omron Europe B.V., PROCEPT BioRobotics, Smiths Group PLC, Wesco SA, Yanfeng Automotive Interiors, and Xignux;

●

Released the latest version of Channel Islands and the QAD Enterprise Platform. Highlights of this Channel Islands release include enhanced Action Centers, providing customers with actionable insights into their business, and the inclusion of the QAD Supplier Portal bringing multi-enterprise capabilities into Channel Islands. The QAD Enterprise Platform enables our customers to rapidly respond to change and embrace new technologies; and

●	Celebrated QAD’s 20th anniversary as a public company with a Nasdaq opening bell-ringing ceremony.

Business Outlook

For the fiscal 2018 year, QAD now expects:

●	Total revenue of $300 to $302 million, including $69 to $70 million of subscription revenue.

●	GAAP pre-tax income of near breakeven.

●	Non-GAAP pre-tax income of $9 to $10 million.

The following is a reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for fiscal 2018 guidance:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(in thousands)
(unaudited)

Twelve Months Ended
January 31, 2018
Non-GAAP pre-tax income reconciliation

GAAP income before income taxes	$-
Add back
Stock-based compensation expense	9,000
Amortization of purchased intangible assets	841
Change in fair value of interest rate swap	-
Non-GAAP income before income taxes	$9,841

Cash taxes	$3,700

Weighted average basic shares outstanding
Class A	16,000
Class B	3,200

Weighted average diluted shares outstanding
Class A	17,300
Class B	3,400

 Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2018 Third Quarter Financial Results Conference Call

When: Tuesday, November 21, 2017

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9960 (international)

Replay: Accessible through midnight November 26, 2017; 800-475-6701 (domestic); 320-365-3844 (international); access code 431965

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and cash taxes in this press release for the third quarter and first nine months of fiscal 2018. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.

●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●	Cash taxes - Cash taxes are defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq:QADA) (Nasdaq:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000, visit www.qad.com.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company’s products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company’s latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Revenue:
Subscription	$17,190	$13,678	$49,953	$37,487
License	6,628	4,323	18,636	14,686
Maintenance and other	32,407	32,552	96,284	98,654
Professional services	20,700	18,981	59,392	53,882
Total revenue	76,925	69,534	224,265	204,709
Cost of revenue:
Subscription	7,605	7,145	22,753	20,085
License	690	582	2,203	2,072
Maintenance and other	7,840	7,480	23,374	22,991
Professional services	21,911	17,850	61,276	52,851
Total cost of revenue	38,046	33,057	109,606	97,999
Gross profit	38,879	36,477	114,659	106,710
Operating expenses:
Sales and marketing	17,697	15,312	52,981	49,544
Research and development	12,111	10,807	35,332	33,019
General and administrative	8,556	7,934	26,373	24,423
Amortization of intangibles from acquisitions	85	165	359	496
Total operating expenses	38,449	34,218	115,045	107,482
Operating income (loss)	430	2,259	(386)	(772)
Other (income) expense:
Interest income	(440)	(184)	(1,101)	(515)
Interest expense	195	168	508	503
Other (income) expense, net	(413)	(413)	1,399	24
Total other (income) expense, net	(658)	(429)	806	12
Income (loss) before income taxes	1,088	2,688	(1,192)	(784)
Income tax expense (benefit)	1,249	1,155	2,701	(493)
Net (loss) income	$(161)	$1,533	$(3,893)	$(291)

Diluted net (loss) income per share
Class A	$(0.01)	$0.08	$(0.21)	$(0.02)
Class B	$(0.01)	$0.07	$(0.17)	$(0.01)

Diluted Weighted Shares
Class A	16,011	16,602	15,913	15,687
Class B	3,214	3,301	3,212	3,205

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	January 31,
	2017	2017
Assets
Current assets:
Cash and equivalents	$140,027	$145,082
Accounts receivable, net	50,753	69,441
Other current assets	13,641	15,351
Total current assets	204,421	229,874

Property and equipment, net	30,293	30,872
Capitalized software costs, net	956	732
Goodwill	10,820	10,558
Long-term deferred tax assets, net	7,159	6,166
Other assets, net	1,938	2,688

Total assets	$255,587	$280,890

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$461	$446
Accounts payable and other current liabilities	44,536	44,952
Deferred revenue	83,117	104,125
Total current liabilities	128,114	149,523

Long-term debt	13,427	13,767
Other liabilities	4,817	4,914

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	198,391	197,594
Treasury stock	(12,539)	(15,170)
Accumulated deficit	(69,041)	(61,127)
Accumulated other comprehensive loss	(7,602)	(8,631)
Total stockholders' equity	109,229	112,686

Total liabilities and stockholders' equity	$255,587	$280,890

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	October 31,
	2017	2016

Net cash provided by operating activities	$2,844	$5,471

Cash flows from investing activities:
Purchase of property and equipment	(2,587)	(2,166)
Capitalized software costs	(809)	(109)
Net cash used in investing activities	(3,396)	(2,275)

Cash flows from financing activities:
Repayments of debt	(333)	(326)
Tax payments related to stock awards	(3,243)	(1,726)
Cash dividends paid	(4,021)	(3,970)
Net cash used in financing activities	(7,597)	(6,022)

Effect of exchange rates on cash and equivalents	3,094	784
Net decrease in cash and equivalents	(5,055)	(2,042)
Cash and equivalents at beginning of period	145,082	137,731
Cash and equivalents at end of period	$140,027	$135,689

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016

Total revenue	$76,925	$69,534	$224,265	$204,709

Net (loss) income	(161)	1,533	(3,893)	(291)
Add back:
Net interest income	(245)	(16)	(593)	(12)
Depreciation	1,153	1,100	3,396	3,236
Amortization	274	425	997	1,287
Income tax expense (benefit)	1,249	1,155	2,701	(493)
EBITDA	$2,270	$4,197	$2,608	$3,727
Add back:
Stock-based compensation expense	2,311	1,820	6,671	5,521
Change in fair value of interest rate swap	(106)	(243)	(103)	(31)
Adjusted EBITDA	$4,475	$5,774	$9,176	$9,217
Adjusted EBITDA margin	6%	8%	4%	5%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$1,088	$2,688	$(1,192)	$(784)
Add back
Stock-based compensation expense	2,311	1,820	6,671	5,521
Amortization of purchased intangible assets	165	345	732	1,035
Change in fair value of interest rate swap	(106)	(243)	(103)	(31)
Non-GAAP income before income taxes	$3,458	$4,610	$6,108	$5,741

Cash taxes	$1,244	$352	$2,741	$1,517